Calculation of Filing Fee Tables
S-3
NUCOR CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Stock, par value $0.40 per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock, par value $4.00 per share	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An unspecified aggregate initial public offering price or number of the securities of each identified class is being registered for possible offering and sale from time to time at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon conversion or exchange of other securities or that are issued in units with other securities registered by the registration statement on Form S-3 to which this exhibit relates (the "Registration Statement"). In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), payment of the registration fee payable in connection with the Registration Statement is being deferred and the registration fees will be paid subsequently in advance or on a "pay-as-you-go" basis. In addition, pursuant to Rule 416 under the Securities Act, the Registration Statement covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or other similar transaction. Securities registered under the Registration Statement may be sold separately, together or as units with other securities registered under the Registration Statement.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date